Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of ACE Limited on Form S-3 (File Nos. 333-78841, 333-60985 and 333-88482), Form S-4 (File No. 333-90927) and Form S-8 (File Nos. 33-86146, 333-1400, 333-1402, 333-1404, 333-46301, 333-72299, 333-82175, 333-93867, 333-72301, 333-61038, 333-86102 and 333-103701) of our report dated February 25, 2004, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York

March 11, 2004